Exhibit 99.1

WW Press Release

FOR IMMEDIATE RELEASE

Weight Watchers Announces Leadership Transition and Board Updates

Office of the CEO Established to Oversee Business Operations

Board Forms Transition Committee and Commences CEO Search

NEW YORK – April 3, 2026 – WW International, Inc. (Nasdaq: WW) (“Weight Watchers” or the “Company”), the global leader in science-backed weight management, today announced leadership and governance changes, including the establishment of an Office of the CEO and the formation of a new Transition Committee of the Board of Directors (“the Board”). These actions follow Tara Comonte’s departure from the Company, effective March 31, 2026.

The Company’s Board of Directors has initiated a comprehensive search for a permanent successor with the support of a leading executive search firm. During the transition period, the Office of the CEO will oversee business operations and execution of the Company’s strategy. The Office of the CEO comprises Felicia DellaFortuna, Chief Financial Officer, and Jon Volkmann, Chief Operations Officer. In addition, the Board is in conversations to appoint an interim CEO who will lead the Office of the CEO. In parallel, the Board has formed a Transition Committee to oversee the Office of the CEO, conduct the CEO search process and advance ongoing board refreshment and governance matters. The Transition Committee includes Gene Davis, Carney Hawks, Mike Mason and Nikolaj Sjoqvist.

The Board commented, “Over the past year, the Company has strengthened its financial foundation, advanced its strategic transformation and positioned itself for long-term growth. We have a trusted brand, a highly engaged, loyal member base and a strong leadership team with broad expertise across clinical care, technology, marketing and operations. While we remain confident in our strategy and long-term prospects, there is more work to be done, and the Board looks forward to collaborating with the Office of the CEO and management team to position Weight Watchers as the premier global destination for weight health. We will work diligently to identify a leader with the experience and capabilities necessary to guide the Company in its next phase.”

Separately, the Company announced that Debra Cotter has been appointed chief legal officer and secretary following the planned departure of Jacqueline Cooke as chief legal and administrative officer and secretary, effective April 10, 2026.

The Board commented, “We congratulate Debra on this well-deserved promotion and appreciate her dedication during this important time for Weight Watchers.”

Board Update

The Company also announced the resignations of Julie Bornstein and Fallon O’Connor as directors on the Board. Ms. Bornstein and Ms. O’Connor’s departures were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As part of its ongoing focus on strong governance, the Board Transition Committee will oversee the evaluation of future board composition in alignment with the Company’s evolving needs.

Additional Information Regarding the Executive Transition

The Company noted that Ms. Comonte’s departure was effective on the day that her employment agreement with the Company was scheduled to expire.

First Quarter 2026 Estimates and Full Year 2026 Financial Guidance

In connection with today’s announcement, Weight Watchers reaffirmed its first quarter 2026 end of period subscriber estimates and full year 2026 financial guidance as previously provided on March 16, 2026, in conjunction with the Company’s fourth quarter and full year 2025 results.

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,”

“forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as well as any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings the Company makes with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For investor inquiries, please contact:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

For media inquiries, please contact:

Lizzy Levitan

WW@hunt-gather.com